[LETTERHEAD APPEARS HERE]                      EXHIBIT 23.1
KIRKLAND, RUSS,
MURPHY & TAPP
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CERTIFIED PUBLIC ACCOUNTANTS

13577 Feather Sound Drive, Suite 400
Clearwater, Florida 33762-5539
(727) 572-1400 Fax (727) 571-1933
internet: www.KRMTCPA.com




Board of Directors
Telehublink Corporation
(formerly known as What-A-World!, Inc.)


We consent to the use of our reports, incorporated by reference and to the reference to our firm under the heading "experts".

/s/ KIRKLAND, RUSS, MURPHY & TAPP
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Kirkland, Russ, Murphy & Tapp

Clearwater, Florida
April 6, 2000